Exhibit 5(a)

                         FORM OF DISTRIBUTION AGREEMENT

      AGREEMENT made as of the 1st day of October, 2008, by and between each of the investment companies listed on Exhibit A, attached hereto, as such Exhibit may be amended from time to time (each a "Fund," and collectively the "Funds"), severally and not jointly, and BLACKROCK INVESTMENTS, INC., a Delaware corporation (the "Distributor").

                                   WITNESSETH:

      WHEREAS, each Fund is registered under the Investment Company Act of 1940, as amended (the "Investment Company Act"), as an open-end investment company, and it is affirmatively in the interest of each Fund to offer its shares for sale continuously; and

      WHEREAS, the Directors or Trustees of certain Funds (referred to herein as the "Directors") are authorized to establish separate series relating to separate portfolios of securities, and the Directors have established and designated multiple series of certain Funds; and

      WHEREAS, each Fund may offer one or more separate classes of shares of common stock or beneficial interest, par value of $.10 per share (the "Shares"); and

      WHEREAS, the Distributor is a securities firm engaged in the business of selling shares of investment companies either directly to purchasers or through financial intermediaries, including, without limitation, brokers, dealers, retirement plans, financial consultants, registered investment advisers and mutual fund supermarkets ("financial intermediaries"); and

      WHEREAS, the Funds and the Distributor wish to enter into an agreement with each other with respect to the continuous offering of each class of each Fund's shares;

      NOW, THEREFORE, the parties agree as follows:

      Section 1. Appointment of the Distributor. Each Fund hereby appoints the Distributor as its principal underwriter and distributor to sell its Shares to eligible investors (as defined below) and hereby agrees during the term of this Agreement to sell the Shares to the Distributor upon the terms and conditions herein set forth.

      Section 2. Exclusive Nature of Duties. The Distributor shall be each Fund's exclusive representative to act as principal underwriter and distributor of its Shares, except that:

      (a) Each Fund may, upon written notice to the Distributor, from time to time, designate other principal underwriters and distributors of Shares with respect to areas other than the United States as to which the Distributor may have expressly waived in writing its right to act as such. If such designation is deemed exclusive, the right of the Distributor under this Agreement to sell Shares in the areas so designated shall terminate, but this Agreement shall remain otherwise in full effect until terminated in accordance with the other provisions hereof.

      (b) The exclusive rights granted to the Distributor to purchase Shares from each Fund shall not apply to Shares issued in connection with the merger or consolidation of any other investment company or personal holding company with a Fund or a Fund's acquisition by purchase or otherwise of all (or substantially all) the assets or the outstanding Shares of any such company.

      (c) Such exclusive rights also shall not apply to Shares issued by a Fund pursuant to reinvestment of dividends or capital gains distributions.

      (d) Such exclusive rights also shall not apply to Shares of any class issued by a Fund pursuant to any conversion, exchange or reinstatement privilege afforded redeeming shareholders or to any other Shares as shall be agreed between the Fund and the Distributor from time to time.

      Section 3. Purchase of Shares from the Fund.

      (a) Prior to the continuous offering of the Shares of a Fund, commencing on a date agreed upon by that Fund and the Distributor, the Distributor may solicit subscriptions for Shares during a subscription period that shall last for such period as may be agreed upon by the parties hereto. Subscriptions will be payable within three business days after the termination of the relevant subscription period, at which time the Shares will be issued against payment and such Fund will commence operations.

      (b) After a Fund commences operations, the Fund will commence an offering of its Shares, and thereafter the Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for clerical errors in transmission), to fill unconditional orders for Shares of a Fund placed with the Distributor by eligible investors or financial intermediaries. Investors eligible to purchase each class of Shares of each Fund shall be those persons so identified in the currently effective prospectus and statement of additional information of a Fund (the "prospectus" and "statement of additional information," respectively) under the Securities Act of 1933, as amended (the "Securities Act"), relating to such class of Shares ("eligible investors"). The price that the Distributor shall pay for Shares so purchased from a Fund shall be the net asset value, determined as set forth in Section 3(e) hereof, used in determining the public offering price on which such orders were based.

      (c) The Shares are to be resold by the Distributor to eligible investors at the public offering price, as set forth in Section 3(d) hereof, or to financial intermediaries having agreements with the Distributor pursuant to
Section 7 hereof.

      (d) The public offering price of each class of Shares, i.e., the price per share at which the Distributor or financial intermediaries may sell the Shares to eligible investors, shall be the public offering price as set forth in the prospectus and statement of additional information relating to such class of Shares, or as otherwise permissible under the federal and state securities laws. If the public offering price does not equal an even cent, the public offering price may be adjusted to the nearest cent. All payments to the Funds hereunder shall be made in the manner set forth in Section 3(g).

      (e) The net asset value of Shares shall be determined by the Fund or any agent of the Fund in accordance with the method set forth in each Fund's prospectus and statement of additional information and guidelines established by the Directors.

      (f) The Fund shall have the right to suspend the sale of its Shares at times when redemption is suspended pursuant to the conditions set forth in
Section 4(b) hereof. Each Fund shall also have the right to suspend the sale of its Shares if trading on the New York Stock Exchange shall have been suspended, if a banking moratorium shall have been declared by Federal or New York authorities, or if there shall have been some other event, which, in the judgment of that Fund, makes it impracticable or inadvisable to sell the Shares.

      (g) A Fund, or any agent of a Fund designated in writing by that Fund, shall be promptly advised of all purchase orders for Shares received by the Distributor. Any order may be rejected by a Fund; provided, however, that a Fund will not arbitrarily or without reasonable cause refuse to accept or confirm orders for the purchase of Shares from eligible investors. A Fund (or its agent) will confirm orders upon their receipt, will make appropriate book entries and, upon receipt by a Fund (or its agent) of payment therefor, will deliver deposit receipts or certificates for such Shares pursuant to the instructions of the Distributor. Payment shall be made to that Fund through the National Securities Clearing Corporation ("NSCC") in New York Clearing House funds or by Federal Funds wire. The Distributor agrees to cause such payment and such instructions to be delivered promptly to that Fund (or its agent).

      Section 4. Repurchase or Redemption of Shares by a Fund.

      (a) Any of the outstanding Shares may be tendered for redemption at any time, and each Fund agrees to repurchase or redeem the Shares so tendered in accordance with its obligations as set forth in its Articles of Incorporation or Declaration of Trust, as amended from time to time, and in accordance with the applicable provisions set forth in the prospectus and statement of additional information to the applicable Fund.

      The price to be paid to redeem or repurchase the Shares shall be equal to the net asset value calculated in accordance with the provisions of Section 3(e) hereof, less any contingent deferred sales charge ("CDSC"), redemption fee or other charge(s), if any, set forth in the prospectus and statement of additional information relating to the applicable Fund. All payments by a Fund hereunder shall be made in the manner set forth below. The redemption or repurchase by a Fund of any of the Shares purchased by or through the Distributor will not affect the applicable sales charge, if any, secured by the Distributor or any financial intermediary in the course of the original sale, except that if any Shares are tendered for redemption or repurchase within seven business days after the date of the confirmation of the original purchase, the right to the sales charge, if any, shall be forfeited by the Distributor and the financial intermediary that sold such Shares.

      Each Fund shall pay the total amount of the redemption price as defined in the above paragraph pursuant to the instructions of the Distributor through NSCC, in New York Clearing House funds or by Federal Funds wire on or before the seventh business day subsequent to its having received the notice of redemption in proper form. The proceeds of any redemption of Shares shall be paid by each Fund as follows: (i) any applicable CDSC shall be paid to the

Distributor, and (ii) the balance shall be paid to or for the account of the Shareholder, in each case in accordance with the applicable provisions of the prospectus and statement of additional information.

      (b) Redemption of Shares or payment may be suspended at times when the New York Stock Exchange is closed, when trading on said Exchange is suspended, when trading on said Exchange is restricted, when an emergency exists as a result of which disposal by a Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for a Fund fairly to determine the value of its net assets, or during any other period when the Securities and Exchange Commission, by order, so permits.

      Section 5. Duties of each Fund.

      (a) Each Fund shall furnish to the Distributor copies of all information, financial statements and other papers which the Distributor may reasonably request for use in connection with the distribution of Shares of that Fund, and this shall include, upon request by the Distributor, one certified copy of all financial statements prepared for the Fund by independent public accountants. Each Fund shall make available to the Distributor such number of copies of the prospectus and statement of additional information as the Distributor shall reasonably request.

      (b) Each Fund shall take, from time to time, but subject to any necessary approval of a Fund's shareholders, all necessary action to fix the number of authorized Shares and such steps as may be necessary to register the same under the Securities Act, to the end that there will be available for sale such number of Shares of each class as the Distributor may reasonably be expected to sell.

      (c) Each Fund shall use its best efforts to qualify and maintain the qualification of an appropriate number of its Shares for sale under the securities laws of such states as the Distributor and that Fund may approve. Any such qualification may be withheld, terminated or withdrawn by a Fund at any time in its discretion. As provided in Section 8(c) hereof, the expense of qualification and maintenance of qualification shall be borne by each Fund. The Distributor shall furnish such information and other material relating to its affairs and activities as may be required by a Fund in connection with such qualification.

      (d) Each Fund will furnish, in reasonable quantities upon request by the Distributor, copies of its annual and interim reports.

      Section 6. Duties of the Distributor.

      (a) The Distributor shall devote reasonable time and effort to effect sales of Shares of each Fund but shall not be obligated to sell any specific number of Shares. The services of the Distributor to the Funds hereunder are not to be deemed exclusive and nothing herein contained shall prevent the Distributor from entering into like arrangements with other investment companies so long as the performance of its obligations hereunder is not impaired thereby.

      (b) In selling the Shares of the Funds, the Distributor shall use its best efforts in all respects duly to conform with the requirements of all Federal and state laws relating to the sale of such securities. Neither the Distributor nor any financial intermediary having an agreement to offer and sell shares pursuant to Section 7 hereof, nor any other person is authorized by any Fund to give any information or to make any representations, other than those contained in its registration statement or related prospectus and statement of additional information and any sales literature specifically approved by such Fund.

      (c) The Distributor shall adopt and follow procedures, as approved by the officers of each Fund, for the confirmation of sales to eligible investors and financial intermediaries, the collection of amounts payable by eligible investors and financial intermediaries on such sales, and the cancellation of unsettled transactions, as may be necessary to comply with the requirements of the Financial Industry Regulatory Authority ("FINRA"), as such requirements may from time to time exist.

      Section 7. Agreements with Financial Intermediaries.

      (a) The Distributor shall have the right to enter into agreements within financial intermediaries of its choice for the sale of Shares and to fix therein the portion of the sales charge that may be allocated to the financial intermediaries on such terms and conditions as the Distributor shall deem necessary or appropriate; provided, however, that the Distributor shall periodically inform the Directors of the nature and substance of such agreements. Shares sold to financial intermediaries shall be for resale by such intermediaries only at the public offering price(s) set forth in the applicable prospectus and statement of additional information or as otherwise permissible under the Federal and state securities laws.

      (b) With respect to financial intermediaries who are acting as brokers or dealers within the United States, the Distributor shall offer and sell Shares only to such financial intermediaries who are members in good standing of FINRA and who agree to abide by the Conduct Rules of FINRA, as amended from time to time.

      Section 8. Payment of Expenses.

      (a) Each Fund shall bear all costs and expenses of the Fund, including fees and disbursements of its counsel and auditors, in connection with the preparation and filing of any required registration statements and/or prospectuses and statements of additional information under the Investment Company Act, the Securities Act, and all amendments and supplements thereto, and preparing and mailing annual and interim reports and proxy materials to Shareholders (including but not limited to the expense of setting in type any such registration statements, prospectuses, statements of additional information, annual or interim reports or proxy materials).

      (b) The Distributor shall be responsible for any payments made to financial intermediaries. In addition, after the prospectuses, statements of additional information and annual and interim reports have been prepared and set in type, the Distributor shall bear the costs and expenses of printing and distributing any copies thereof which are to be used in connection with the offering of Shares to financial intermediaries or eligible investors pursuant to this Agreement. The Distributor shall bear the costs and expenses of preparing, printing and distributing any other literature used by the Distributor or furnished by it for use by financial intermediaries in connection with the offering of the Shares for sale to eligible investors and any expenses of advertising incurred by the Distributor in connection with such offering. It is understood and agreed that so long as any Distribution Plan pursuant to Rule 12b-1 under the Investment Company Act with respect to a particular class of Shares of a Fund remains in effect, any expenses incurred by the Distributor hereunder in connection with distribution and/or account maintenance activities for such class of Shares, as applicable, may be paid from amounts recovered by it from the Fund under such Plan.

      (c) Each Fund shall bear the cost and expenses of qualification of its Shares for sale pursuant to this Agreement and, if necessary or advisable in connection therewith, of qualifying the Fund as a broker or dealer in such states of the United States or other jurisdictions as shall be selected by the Funds and the Distributor pursuant to Section 5(c) hereof and the cost and expenses payable to each such state for continuing qualification therein until the Fund decides to discontinue such qualification pursuant to Section 5(c) hereof.

      Section 9. Indemnification.

      (a) Each Fund severally shall indemnify and hold harmless the Distributor and each person, if any, who controls the Distributor against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage or expense and reasonable counsel fees incurred in connection therewith), as incurred, arising by reason of any person acquiring any of its Shares, which may be based upon the Securities Act, or on any other statute or at common law, on the ground that the registration statement or related prospectus and statement of additional information, as from time to time amended and supplemented, or an annual or interim report to the Fund's shareholders, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund in connection therewith by or on behalf of the Distributor; provided, however, that in no case (i) is the indemnity of the Fund in favor of the Distributor and any such controlling persons to be deemed to protect such Distributor or any such controlling persons thereof against any liability to the Fund or its security holders to which the Distributor or any such controlling persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of the reckless disregard of their obligations and duties under this Agreement; or (ii) is the Fund to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Distributor or any such controlling persons, unless the Distributor or such controlling persons, as the case may be, shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon the Distributor or such controlling persons (or after the Distributor or such controlling persons shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. Each Fund will be entitled to participate at its own expense in the defense or, if it so elects, to assume the defense of any suit brought to enforce any such liability, but if the Fund elects to assume the defense, such defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or such controlling person or persons, defendant or defendants in the suit. In the event a Fund elects to assume the defense of any such suit and retain such counsel, the Distributor or such controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them, but in case the Fund does not elect to assume the defense of any such suit, it will reimburse the Distributor or such controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. Each Fund shall promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or Directors in connection with the issuance or sale of any of the Shares.

      (b) The Distributor shall indemnify and hold harmless each applicable Fund and each of its Directors and officers and each person, if any, who controls the Fund against any loss, liability, claim, damage or expense described in the foregoing indemnity contained in subsection (a) of this Section, but only with respect to statements or omissions made in reliance upon, and in conformity with, information furnished to the Fund in writing by or on behalf of the Distributor for use in connection with the registration statement or related prospectus and statement of additional information, as from time to time amended, or the annual or interim reports to shareholders. In case any action shall be brought against a Fund or any person so indemnified, in respect of which indemnity may be sought against the Distributor; the Distributor shall have the rights and duties given to each Fund, and each Fund and each person so indemnified shall have the rights and duties given to the Distributor by the provisions of subsection (a) of this Section 9.

      Section 10. Fee-Based or Other Programs. In connection with certain fee-based or other programs offered by a Fund's investment adviser or its affiliates or by financial intermediaries having agreements with the Distributor pursuant to Section 7 hereof, the Distributor and its affiliates are authorized to offer and sell Shares of each Fund, as agent for the Fund, to participants in such programs. Similarly, any Shares of a Fund sold through a fee-based or other program offered by a financial intermediary shall be sold by such intermediary acting as agent. The terms of this Agreement shall apply to such sales, including terms as to the offering price of Shares, the proceeds to be paid to the Funds, the duties of the Distributor, the payment of expenses and indemnification obligations of the Funds and the Distributor.

      Section 11. Duration and Termination of this Agreement. This Agreement shall become effective as of the date first above written and shall remain in force until two years after the date first above written, and thereafter, but only for so long as such continuance is specifically approved at least annually by (i) the Directors, or with respect to any one Fund, by the vote of a majority of the outstanding voting securities of that Fund and (ii) by the vote of a majority of those Directors who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      This Agreement may be terminated at any time, without the payment of any penalty, with respect to any Fund or Funds by the Directors or by vote of a majority of the outstanding voting securities of the applicable Fund(s), or by the Distributor, on sixty days' written notice to the other party. This Agreement shall automatically terminate in the event of its assignment.

      The terms "vote of a majority of the outstanding voting securities," "assignment," "affiliated person" and "interested person," when used in this Agreement, shall have the respective meanings specified in the Investment Company Act.

      Section 12. Amendments of this Agreement. This Agreement may be amended by the parties only if such amendment is specifically approved by (i) the Directors or by the vote of a majority of outstanding voting securities of the Fund and
(ii) by the vote of a majority of those Directors of the Fund who are not parties to this Agreement or interested persons of any such party cast in person at a meeting called for the purpose of voting on such approval.

      Section 13. Governing Law. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of New York as at the time in effect and the applicable provisions of the Investment Company Act. To the extent that the applicable law of the State of New York, or any of the provisions herein, conflict with the applicable provisions of the Investment Company Act, the latter shall control.

      Section 14. Personal Liability. The Declaration of Trust establishing each Fund that is organized as a Massachusetts business trust, together with all amendments thereto (the "Declaration"), which is on file in the office of the Secretary of the Commonwealth of Massachusetts, provides that the name of the Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, shareholder, officer, employee or agent of a Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise in connection with the affairs of a Fund, but the trust property only shall be liable.

                              ********************

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                     EACH OF THE INVESTMENT COMPANIES LISTED
                          ON EXHIBIT A ATTACHED HERETO

                    By:
                       --------------------------------

                    Name:

                    Title:

                           BLACKROCK INVESTMENTS, INC.

                    By:
                       --------------------------------

                    Name:

                    Title:

                                    EXHIBIT A

BlackRock Short Term Bond Series, Inc.
       BlackRock Short Term Bond Fund
BlackRock Focus Value Fund, Inc.
BlackRock Multi-State Municipal Series Trust
       BlackRock Florida Municipal Bond Fund
       BlackRock New Jersey Municipal Bond Fund
       BlackRock Pennsylvania Municipal Bond Fund
       BlackRock New York Municipal Bond Fund
BlackRock Fundamental Growth Fund, Inc.
BlackRock California Municipal Series Trust
       BlackRock California Insured Municipal Bond Fund
BlackRock Focus Growth Fund, Inc.
BlackRock World Income Fund, Inc.
BlackRock International Value Trust
       BlackRock International Value Fund
BlackRock Value Opportunities Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Natural Resources Trust
BlackRock Global Growth Fund, Inc.
BlackRock Balanced Capital Fund, Inc.
BlackRock Global SmallCap Fund, Inc.
BlackRock Utilities and Telecommunications Fund, Inc.
FDP Series, Inc.
     Franklin Templeton Total Return FDP Fund
     Marsico Growth FDP Fund
     MFS Research International FDP Fund
     Van Kampen Value FDP Fund
BlackRock Commodity Strategies Fund
BlackRock Principal Protected Trust
     BlackRock Fundamental Growth Principal Protected Fund
     BlackRock Basic Value Principal Protected Fund
     BlackRock Core Principal Protected Fund
BlackRock Municipal Series Trust
     BlackRock Intermediate Municipal Fund
BlackRock Equity Dividend Fund
BlackRock Global Allocation Fund, Inc.
BlackRock Mid Cap Value Opportunity Series, Inc.
     BlackRock Mid Cap Value Opportunities Fund
BlackRock EuroFund
BlackRock Municipal Bond Fund, Inc.
     BlackRock Municipal Insured Fund
     BlackRock National Municipal Fund
     BlackRock Short-Term Municipal Fund
     BlackRock High Yield Municipal Fund
BlackRock Global Dynamic Equity Fund

Managed Account Series
     High Income Portfolio
     US Mortgage Portfolio
     Global SmallCap Portfolio
     Mid Cap Value Opportunities Portfolio
BlackRock Bond Fund, Inc.
     BlackRock Total Return Fund
     BlackRock High Income Fund
BlackRock Index Funds, Inc.
     BlackRock International Index Fund
     BlackRock S&P 500 Index Fund
     BlackRock Small Cap Index Fund
Merrill Lynch Ready Assets Trust
BlackRock Healthcare Fund, Inc.
BlackRock Global Emerging Markets Fund, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Pacific Fund, Inc.
BlackRock Global Financial Services Fund, Inc.
BlackRock Large Cap Series Funds, Inc.
     BlackRock Large Cap Core Fund
     BlackRock Large Cap Growth Fund
     BlackRock Large Cap Value Fund
     BlackRock Large Cap Core Plus Fund
     BlackRock Large Cap Growth Retirement Portfolio
     BlackRock Large Cap Value Retirement Portfolio
     BlackRock Large Cap Core Retirement Portfolio
Merrill Lynch Retirement Series Trust
     Merrill Lynch Retirement Reserves Money Fund
Merrill Lynch Funds for Institutions Series
     Merrill Lynch Government Fund
     Merrill Lynch Treasury Fund
     Merrill Lynch Institutional Fund
     Merrill Lynch Premier Institutional Fund
     Merrill Lynch Institutional Tax Exempt Fund
     Merrill Lynch Select Institutional Fund
Merrill Lynch U.S.A. Government Reserves
BlackRock Series, Inc.
     BlackRock International Fund
     BlackRock Small Cap Growth Fund II
BlackRock Financial Institution Series Trust
     BlackRock Summit Cash Reserves Fund
Merrill Lynch U.S. Treasury Money Fund


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